UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2021

First US Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3291 U.S. Highway 280

Birmingham, Alabama 35243

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (205) 582-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FUSB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.405 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 3, 2021, First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”) announced that the Company will be closing four banking offices of its wholly-owned subsidiary First US Bank (the “Bank”). The closures are expected to occur on or about September 3, 2021, as part of a strategic initiative to improve the Bank’s operating efficiency and promote the Company’s long-term sustainable growth. The decision was based on analysis of banking center activity, profitability and Community Reinvestment Act assessment. The closures will include banking centers located in Bucksville, Columbiana and south Tuscaloosa, Alabama, as well as Ewing, Virginia.

Customers who will be affected by the closures will receive a letter of notice from the Bank with guidance to assist in navigating expected changes in service, including transferring affected customer accounts to one of the Bank’s nearby banking offices. The Company has appointed a dedicated team to facilitate a smooth transition for its customers and employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2021	FIRST US BANCSHARES, INC.

	By:	/s/ Thomas S. Elley
	Name:	Thomas S. Elley
Vice President, Treasurer and Assistant Secretary,
Chief Financial Officer and Principal Accounting Officer